Exhibit 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Agreement”) is made and entered into as of the 10th day of August, 2010 by and between Westford West I Limited Partnership, as successor to Arturo J. Gutierrez and John A. Cataldo, Trustees of Nashoba Westford Realty Trust, u/d/t dated April 27, 2000 and recorded with the Middlesex North Registry of Deeds in Book 10813, Page 38 (hereinafter referred to as “Landlord”) having an address c/o The Gutierrez Company, One Wall Street, Burlington, Massachusetts 01803, and NetScout Systems, Inc., having an address at 4 Technology Park Drive, Westford, Massachusetts 01886 (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant have entered into that certain lease dated as of August 17, 2000, as amended by First Amendment to Lease dated as of January 1, 2001, and as amended by Second Amendment to Lease dated as of May 11, 2001 (hereinafter collectively referred to as the “Lease”) with respect to the building constructed thereon, located at 310 Littleton Road at Westford Technology Park West, Route 110/Route 225, Westford, Massachusetts, together with all rights, privileges and easements in any way pertaining thereto and as set forth in the Lease (in the Lease more particularly described in the “Premises”, hereinafter referred to as the “Demised Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for an extension of the Term and a rent reduction as more particularly set forth herein; and

WHEREAS, Landlord and Tenant desire to amend the Lease to make provisions for same and any such other terms and provisions as provided below.

NOW, THEREFORE, in consideration of the sum of Ten and NO/100 Dollars ($10.00) and of the mutual covenants and agreements herein contained, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby acknowledge and agree as follows:

1. Section 1.1 of the Lease is hereby amended by deleting the current “Term”, and by replacing the same with “That time period commencing on the Term Commencement Date and expiring on the Term Expiration Date, subject to extension in accordance with Section 3.2.”

2. Section 1.1 of the Lease is hereby amended by deleting the current “Term Expiration Date”, and by replacing the same with “11:59 PM, September 30, 2023.”

3. Effective on September 1, 2010, Section 1.1 of the Lease is hereby further amended by deleting the current definition for “Fixed Rent” in its entirety and by replacing the same as follows:

“Fixed Rent: 9/1/10-9/30/2023:	$2,427,250.00/Year; $202,270.83/Month;
$13.87/RSF.”

4. All references in the Lease to the “Ground Lease” shall refer to the Ground Lease dated May 11, 2000 and executed by and between Albert C. Nardone and Anthony B. Nardone, Trustees of The Littleton Road Realty Trust and as Trustees of One Littleton Road Realty Trust, as “Landlord”, and Westford West I Limited Partnership, as successor to Arturo J. Gutierrez and John A. Cataldo, Trustees of Nashoba Westford Realty Trust, as “Tenant”, by virtue of an Assignment and Assumption Agreement dated as of July 6, 2006, as evidenced by an Amended and Restated Notice of Ground Lease dated as of July 6, 2006 and recorded with the Middlesex North Registry of Deeds in Book 20342, Page 189.

5. All other terms and conditions of the Lease are hereby ratified and confirmed, except as otherwise set forth in this Agreement.

6. The conditions, covenants and agreement herein contained shall be binding upon the parties hereto and their respective successors and assigns.

7. Landlord and Tenant hereby represent and warrant to each other that the individuals executing this Agreement on behalf of Landlord and Tenant, respectively, are empowered and duly authorized to so execute this Agreement on behalf of the parties they represent.

8. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereto and all prior negotiations or agreements, whether oral or written, are superseded and merged herein. This Agreement may not be altered or amended except by a writing duly authorized and executed by Landlord and Tenant.

9. Tenant and Landlord warrant and represent they have dealt with no brokers in connection with this Agreement other than Cresa Partners, and in the event of any brokerage claims by any broker other than Cresa Partners against either party predicated upon prior dealings with the other party, such other party agrees to defend the same and indemnify and Landlord or Tenant as the case may be harmless against any such claim.

10. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart. The parties agree that facsimile copies of this Agreement, bearing their respective signatures, shall be enforceable as originals.

11. Notwithstanding anything herein contained, Landlord shall obtain (i) a subordination, non-disturbance and attornment agreement from Wells Fargo Bank, a National Association, the current mortgagee on the Building (the “Mortgagee”), promptly upon the execution and delivery of this Third Amendment; and (ii) a Ground Lessor’s Estoppel Certificate and Agreement from the Ground Lessor promptly upon the execution and delivery of this Third Amendment, both of which such documents shall be in such form attached hereto as Exhibits A and B, respectively, with any blanks completed.

Remainder of Page Intentionally Left Blank

Signature Page to Follow

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed under seal, by persons hereunto duly authorized, as of the day and year first above set forth.

LANDLORD:
WESTFORD WEST I LIMITED
PARTNERSHIP

	By:	The Gutierrez Company,
General Partner

/s/ Gloria Gutierrez	/s/ Arthur J. Gutierrez, Jr.
Witness	By:	Arthur J. Gutierrez, Jr.
President

TENANT:
NETSCOUT SYSTEMS, INC.

/s/ Nicole Larocque	/s/ David P. Sommers
Witness	By:	David P. Sommers
Name:
	Title:	Senior Vice President, General Operations and Chief Financial Officer (Principal Financial Officer)

EXHIBIT A

Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

1901 Harrison Street, 2nd Floor

Oakland, CA 94612

Attention: CMS Lease Reviews

Loan No.:

SUBORDINATION AGREEMENT

and

ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name:

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE MORTGAGE (DEFINED BELOW).

This SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of August     , 2010, by and between NETSCOUT SYSTEMS, INC. (“Tenant”) and BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24 (“Lender”), with reference to the following facts and intentions of the parties:

R E C I T A L S

A.	Westford West I Limited Partnership, as successor in interest to Arturo J. Gutierrez and John A. Cataldo, as Trustees of NASHOBA WESTFORD REALTY TRUST under Declaration of Trust dated April 27, 2000 and recorded with said Deeds in Book 10813, Page 38 (“Owner”) is the owner of tenant’s leasehold interest in the land and improvements commonly known as 310 Littleton Road, Westford, Massachusetts, and more specifically described in Exhibit B attached hereto (“Property”) and the owner of the Landlord’s interest in the lease identified in Recital B below (“Lease”).

B.	Tenant is the owner of the tenant’s interest in that certain lease dated August 17, 2000, as amended by a First Amendment to Lease dated January 1, 2001, a Second Amendment to Lease dated May 11, 2001, and Third Amendment to Lease dated August , 2010 (the lease, as amended, is collectively referred to herein as the “Lease”), executed by Owner, as landlord, and Tenant, as tenant.

C.	Owner is indebted to Lender under a promissory note in the original principal amount of $13,500,000.00, which note is secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”), dated July 27, 2006 and recorded July 27, 2006 in the Official Records of the County of Middlesex, State of Massachusetts (“Mortgage”).

THEREFORE, The parties agree as follows:

1.	SUBORDINATION.

1.1 Prior Lien. The Mortgage, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien or charge on the Property prior and superior to the Lease.

1.2 Entire Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

1.3 Disbursements. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part.

1.4 Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property, to the lien of the Mortgage.

2.	NON-DISTURBANCE AND ATTORNMENT.

2.1 Non-Disturbance. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease.

2.2 Attornment. Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity (“New Owner”) by, or in-lieu of judicial or non-judicial foreclosure of the Mortgage, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that: (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the Lease term; (c) Tenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; and (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

3.	ESTOPPEL. Tenant warrants and represents to Lender, as of the date hereof, that:

3.1 Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

3.2 No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

3.3 Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

3.4 Minimum Rent. The current annual minimum rent under the Lease is $3,322,500.00, subject to any common area maintenance charges provided in the Lease. Commencing September 1, 2010, the annual minimum rent under the Lease shall be $2,427,250.00, subject to any common area maintenance charges provided in the Lease.

3.5 Reduced Rental Payment Commencement Date: The reduced rents stated in Section 3.4 above will begin or have begun on September 1, 2010.

3.6 Rentable Area. The rentable area of the leased premises is approximately 175,000 square feet.

3.7 Term Commencement Date. The “Term Commencement Date” occurred on September 14, 2001.

3.8 Expiration Date. The term of the Lease will expire on September 30, 2023.

3.9 No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: None.

3.10 No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease.

3.11 No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: NONE (if none, write “None”).

4.	MISCELLANEOUS.

4.1 Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

4.2 Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant: NetScout Systems, Inc. Attn: Steven Blizel 178 E. Tasman Drive San Jose, CA 95134 FAX No.:408-571-5001	Lender: Wells Fargo Bank, N.A., as Master Servicer Attn: Lease Reviews 1901 Harrison Street, 2nd Floor Oakland, CA 94512 FAX No.: 510-446-4468

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

4.4 Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

4.5 Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

5.	INCORPORATION. Exhibit A, the Owner’s Consent is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“LENDER”

BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24

By:	Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of October 1, 2006, among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer, CENTERLINE SERVICING INC. (f/k/a ARCap Servicing, Inc.) as Special Servicer, BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee and Custodian, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Paying Agent, Certificate Registrar and Authenticating Agent.

By:
Name:
Title:

“TENANT”

NETSCOUT SYSTEMS, INC.

By:

Its:

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

EXHIBIT A

OWNER’S CONSENT

The undersigned, which owns or is about to acquire the Property and the landlord’s interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

“OWNER”

WESTFORD WEST I LIMITED PARTNERSHIP

By: The Gutierrez Company, Sole General Partner

Arthur J. Gutierrez, Jr.
President and Assistant Treasurer

EXHIBIT B

GROUND LESSOR’S ESTOPPEL CERTIFICATE AND AGREEMENT

(LOT 2)

WHEREAS, Albert L. Nardone and Anthony B. Nardone, as Trustees of TWO LITTLETON ROAD REALTY TRUST under Declaration of Trust dated January 30, 1997 and recorded with the Middlesex North District Registry of Deeds in Book 8425, Page 143 and as Trustees of ONE LITTLETON ROAD REALTY TRUST under Declaration of Trust dated December 30, 1991 and recorded with said Deeds in Book 5768, Page 183 (hereinafter collectively referred to as “Ground Lessor”) have leased to Westford West I Limited Partnership, as successor in interest to Arturo J. Gutierrez and John A. Cataldo, as Trustees of NASHOBA WESTFORD REALTY TRUST under Declaration of Trust dated April 27, 2000 and recorded with said Deeds in Book 10813, Page 38 (hereinafter referred to as “Borrower”), pursuant to a Ground Lease dated as of May 11, 2000 between Ground Lessor, as “Landlord”), and Borrower, as “Tenant”, notice of which is recorded with said Deeds in Book 10832, Page 7, as amended by a First Amendment to Lease dated as of May 11, 2001, notice of which is recorded with said Deeds in Book 1530, Page 207, and as amended by an Assignment and Assumption of Ground Lease dated July 6, 2006 (the “Ground Lease”), that certain approximately 14.069 acre parcel of land located at Westford Technology Park West in Westford, Middlesex County, Massachusetts and more particularly described in the Ground Lease (the “Demised Premises”); and

WHEREAS, WELLS FARGO BANK, National Association (hereinafter referred to as “Lender”) has made on July 27, 2006 a mortgage loan to Borrower in the original principal amount of Thirteen Million Five Hundred Thousand ($13,500,000) Dollars (the “Loan”) with respect to the Demised Premises, which Loan shall be secured, inter alia, by a Leasehold Mortgage and Ground Lease and Borrower’s leasehold interest in the Demised Premises; and

WHEREAS, Borrower, as “Landlord,” has entered into a Lease with NetScout Systems, Inc., as “Tenant” (the “Building Tenant”) dated August 17, 2000, as amended by a First Amendment to Lease dated January 1, 2001, a Second Amendment to Lease dated May 11, 2001, and Third Amendment to Lease dated August     , 2010 (the “Third Amendment”) with respect to the Demised Premises (collectively, the “Lease”).

NOW, THEREFORE, as further inducement to and in consideration of Building Tenant entering into the Third Amendment and Lender approving the Third Amendment and with full knowledge that Lender and Building Tenant are relying hereon, the undersigned Ground Lessor hereby certifies and represents to Lender and Building Tenant that:

(a) Ground Lessor is the fee owner of the Demised Premises;

(b) the Ground Lease is presently in full force and effect and there presently exist no defaults in the payment of performance by Borrower of any of its obligations under the Ground Lease, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a default under the Ground Lease;

(c) the Ground Lease constitutes the only agreement between Ground Lessor and Borrower with respect to the Demised Premises, and the Ground Lease has not been modified or amended in any way, except as set forth above;

(d) “Base Rental” under the Ground Lease has been paid through August 31, 2010;

(e) the expiration of the term of the Ground Lease is May 11, 2099;

(f) Ground Lessor has no claim of any nature against Borrower under the Ground Lease with respect to the Demised Premises;

(g) Ground Lessor has no notice of any transfer, pledge or assignment of the Ground Lease except for such as may be effected pursuant to the Mortgage and except for the above referenced Assignment and Assumption of Ground Lease dated as of July 6, 2006 pursuant to which the Tenant’s interest in the Ground Lease was assigned to Borrower and Ground Lessor has consented to such Assignment and Assumption of Ground Lease pursuant to a certain Ground Lessor’s Estoppel Certificate dated July 6, 2006;

(h) Ground Lessor has not encumbered its fee interest in the Demised Premises with any lien or mortgage;

(i) The Mortgage is a “Leasehold Mortgage”, as such term is used and defined in Article 11, Section 1 of the Ground Lease, and Lender is a “Leasehold Mortgagee” as such term is used and defined in Article 11, Section 2 of the Ground Lease;

(j) Upon the recording of the Mortgage, Landlord hereby recognizes Lender, and its successors and/or assigns, as an “Institutional Lender” as defined in Article 11, Section 9 of the Lease, for all purposes under the Lease;

(k) The Mortgage shall not be subject or subordinate to any mortgage encumbering the fee estate of the Demised Premises;

(l) Notwithstanding anything contained in the Ground Lease to the contrary, Lender shall be the loss payee under hazard insurance policies applicable to the Demised Premises, and the settlement, adjustment, control and application of any proceeds thereunder shall be governed by the terms, provisions and conditions of the Mortgage;

(m) Notwithstanding anything contained in the Ground Lease to the contrary, Lender shall have the right to participate in any condemnation proceedings and settlement discussions and Lender shall have the right to supervise and control the receipt and disbursement of any award in respect of Borrower’s interest in and to the Demised Premises pursuant to the Ground Lease;

(n) Notwithstanding anything contained in the Ground Lease to the contrary, until the payment in full of the Loan following an event of casualty or condemnation, neither the Borrower nor Ground Lessor shall have the option to terminate or modify the Ground Lease without the prior written consent of the Lender; and

(o) In the event of a termination of the Ground Lease or the rejection of the Ground Lease by a bankruptcy trustee under applicable laws and the Ground Lessor and Lender enter into a new lease in accordance with the terms of Article 11, Section 5 of the Ground Lease, Ground Lessor shall promptly assign Lender all space leases and subleases at the Demised Premises.

IN WITNESS WHEREOF, the undersigned Ground Lessor has executed this Estoppel Certificate, under seal, as of this      day of August, 2010.

Albert L. Nardone, Trustee as aforesaid

Anthony B. Nardone, Trustee as aforesaid